UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1
REGISTRATION STATEMENT

Under
The Securities Act of 1933

XENETIC BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	45-2952962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

99 Hayden Ave, Suite 230
Lexington, Massachusetts 02421
(781) 778-7720

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Scott Maguire
President and Chief Executive Officer
Xenetic Biosciences, Inc.
99 Hayden Ave, Suite 230
Lexington, Massachusetts 02421
(781) 778-7720

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Mitchell D. Goldsmith Taft Stettinius & Hollister 111 E. Wacker Drive, Suite 2800 Chicago, Illinois 60601 (312) 527-4000	Michael D. Maline Goodwin Procter LLP New York Times Building 620 Eighth Avenue New York, New York 10036 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company [X]

explanatory note

We are submitting this Amendment No. 3 (“Amendment No. 3”) to our Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”) on May 9, 2016 (the “Registration Statement”), as amended on June 24, 2016 (Amendment No. 1) and July 8, 2016 (Amendment No. 2), in order file Exhibits 1.1, 3.7, 4.1 and 5.1 to the Registration Statement.

This Amendment No. 3 consists only of a facing page, this explanatory note, Part II of the Registration Statement, the signature pages, the Exhibit Index and Exhibits 1.1, 3.7, 4.1 and 5.1. This Amendment No. 3 does not modify any other part of the Registration Statement. The prospectus is unchanged and has therefore been omitted from this filing.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$2,014
FINRA Filing Fee	5,900
The NASDAQ Capital Market Listing fee	55,000
Printing and Engraving Expenses	10,000
Legal Fees and Expenses	435,000
Accounting fees and expenses	127,000
Transfer Agent and Registrar Fees and Expenses	1,500
Miscellaneous	10,000
Total:	$646,414

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

•	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
•	a transaction from which the director derived an improper personal profit; and
•	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

•	such indemnification is expressly required to be made by law;
•	the proceeding was authorized by our Board of Directors;
•	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
•	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of us and our directors and officers by the underwriters against certain liabilities under the Securities Act and the Exchange Act.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information as to all securities we have sold since January 1, 2013, which were not registered under the Securities Act.

1.	On January 29, 2014 we entered into a stock purchase agreement (Purchase Agreement) with Baxalta (initially entered into with Baxter SA, subsequently transferred to Baxalta), pursuant to which we sold to Baxalta 324,097 shares of our common stock, par value $0.001 per share, (Shares) for $10 million (Purchase Price) at a price of $30.86 per share yielding a market cap of approximately $140 million. During 2015, Baxter agreed in writing to a further lock-up period expiring in June 2016 and certain other related restrictions. In connection with the separation of its biopharmaceuticals business to form Baxalta, Baxter assigned the Shares to Baxalta in 2015.

2.	On December 31, 2014, in consideration of the assignment of certain intellectual property rights by Dmitry Genkin and FDS Pharma ASS to our subsidiary, Lipoxen Technologies Limited (Lipoxen), we issued to FDS Pharma ASS 98,327 shares of our common stock. FDS Pharma ASS is a related party of SynBio, LLC (SynBio) which is an affiliate of ours.

3.	On December 31, 2014, we issued a warrant to purchase 204,394 shares of our common stock to SynBio in furtherance of our co-development clinical objectives. The initial exercise price for the purchase of the warrant is $25.41 per share with a term of five years from the grant date. Simultaneously, warrants to purchase 9,697 shares of our common stock were issued to SynBio and PJSC Pharmsynthez (Pharmsynthez) non-director designees under the same terms and conditions of the SynBio warrant. These warrants contain vesting triggers based on the achievement by SynBio of specific clinical development objectives.

4.	On December 31, 2014, we issued a warrant to purchase 96,970 shares of our common stock, to Serum Institute of India Limited (Serum Institute) in furtherance of our co-development clinical objectives. The initial exercise price for the purchase of the warrant is $7.92 per share with a term of five years from the grant date. Simultaneously, warrants to purchase 4,852 shares of common stock were issued to Serum Institute non-director designees under the same terms and conditions of the Serum Institute warrant. These warrants contain vesting triggers based on the achievement by Serum Institute of specific clinical development objectives. Serum Institute is a related party of ours.

5.	On December 31, 2014, we issued a warrant to purchase 48,485 shares of our common stock to a non-employee director for services provided to us. The initial exercise price for the purchase of the warrant is $7.92 per share with a term of five years from the grant date. This warrant was fully vested on the date of grant.

6.	On April 28, 2016, we issued in the aggregate 4,418,491 new shares of our common stock to Pharmsynthez in connection with the conversion of certain convertible promissory notes issued in 2015 and 2016, as well as the closing of that certain Asset Purchase Agreement, dated November 13, 2015, (Kevelt APA) by and among the Company, our subsidiary, Lipoxen Technologies, LTD, Kevelt, an Estonian company (Kevelt) and Pharmsynthez, parent of Kevelt. Specifically, we issued 1,373,036 shares of common stock for the conversion of notes held by Pharmsynthez plus interest accrued thereon, and 3,045,455 shares of common stock in consideration for our purchase of certain intellectual property rights from Pharmsynthez. Pursuant to the Kevelt APA, we also issued certain management warrants to certain members of management of Pharmsynthez. Such warrants may be exercised at any time on or after March 31, 2016 through the five-year anniversary of the issuance thereof.

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7.	In August 2015, we issued 15,986 shares of our common stock to non-employee consultants in exchange for services provided to the Company. We recorded $196,341 as the aggregate amount of consideration received for the associated services.

8.	In November 2015, in consideration of the assignment of certain intellectual property rights by Dr. Dmitry Genkin and Kirill Surkhov (together, Assignors) to Lipoxen Technologies Ltd., we issued 333,334 shares of our common stock to the Assignors pursuant to the terms of the Kevelt APA. We recorded $3.74 million as the aggregate amount of consideration received for these certain intellectual property rights.

9.	In December 2015, we issued 15,152 shares of our common stock to non-employee consultants in exchange for services provided to us. We recorded $221,000 as the aggregate amount of consideration for the associated services.

10.	On July 1, 2016, we issued a warrant to purchase 37,369 shares of our common stock to our Chief Executive Officer, Mr. M. Scott Maguire, for his deferment of salary. The initial exercise price for the purchase of the warrant is $6.60 per share with a term of five years from the grant date. This warrant was fully vested on the date of grant.

We deemed the offers, sales and issuances of the securities described in paragraphs 1 through 8 above to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, regarding transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

We deemed the grants of stock options described in paragraph 9 as exempt pursuant to Section 4(a)(2) of the Securities Act or to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The exhibits to the registration statement are listed in the Exhibit Index to this registration statement.

(b) Financial Statements Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The Registrant hereby undertakes that:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(h)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on July 13, 2016.

XENETIC BIOSCIENCES, INC.

By:	/s/ Michael Scott Maguire
Michael Scott Maguire
Chief Executive Officer and President

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POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Xenetic Biosciences, Inc., hereby severally constitute and appoint Michael Scott Maguire, our true and lawful attorney, with full power, to sign for us in our names in the capacities indicated below, all amendments to this report, and generally to do all things in our names and on our behalf in such capacities to enable Xenetic Biosciences, Inc. to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities and on the date indicated.

	Name	Title	Date

	/s/ Michael Scott Maguire	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	July 13, 2016
Michael Scott Maguire

	*	Director	July 13,2016
Firdaus Jal Dastoor FCS

	*	Director	July 13, 2016
Darlene Deptula-Hicks

	*	Director	July 13, 2016
Dr. Roger Kornberg

	*	Director	July 13, 2016
Roman Knyazev

	/s/ Jeffrey F. Eisenberg	Director	July 13, 2016
Jeffrey F. Eisenberg

*By:	/s/ Michael Scott Maguire		July 13, 2016
Michael Scott Maguire
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Exhibit Index	Form	Incorporated by Reference Date	Number	Filed Herewith
1.1	Form of Underwriting Agreement				X
2.1	Scheme of Arrangement (court order)	8-K	01/29/2014	2.1
3.1	Articles of Incorporation	S-1	11/21/2011	3.1
3.2	Certificate of Amendment to Articles of Incorporation	8-K	02/12/2013	3.1
3.3	Certificate of Amendment to Articles of Incorporation	8-K	02/27/2013	3.1
3.4	Certificate of Amendment to Articles of Incorporation	10-Q	01/10/2014	3.1
3.5	Certificate of Change Pursuant to NRS 78.209	10-Q	01/10/2014	3.2
3.6	Certificate of Amendment to Articles of Incorporation	8-K	09/30/2015	3.1
3.7	Certificate of Change Pursuant to NRS 78.209				X
3.7	Bylaws	S-1	11/21/2011	3.2
4.1	Form of Common Stock Certificate of the Registrant				X
5.1	Legal Opinion				X
10.1	Possible Offer for Xenetic Biosciences plc by General Sales & Leasing, Inc., dated October 21, 2013	8-K	10/21/2013	9.1
10.2	Recommended Acquisition of Xenetic Biosciences plc by General Sales & Leasing, Inc. including Scheme of Arrangement	8-K and 8-K/A	11/25/2013	9.1
10.3	Announcement of Recommended Offer by General Sales and Leasing, Inc. for shares of Xenetic Biosciences plc, dated November 12, 2013	8-K	11/25/2013	9.2
10.4	Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations dated November 12, 2013 between General Sales Inc., Leasing, Inc., Oxbridge Technology Partners, SA, Shift It Media Company and General Aircraft, Inc.	10-K	11/27/2013	9.3
10.5†	Form of Rules of the Lipoxen plc Unapproved Share Option Plan dated July 18, 2000 (as amended by a resolution of the board of directors of Lipoxen plc passed on March 14, 2006)	10-K	04/15/2014	10.5
10.6†	Form of Xenetic Biosciences plc 2007 Share Option Scheme and US Addendum (as established in 2007 and by resolution of shareholders in 2010 and awarded by board resolution in 2012)	10-K	04/15/2014	10.6
10.7†	Form of Xenetic Biosciences, Inc. Equity Incentive Plan, effective January 23, 2014	10-K	04/15/2014	10.7
10.8	Master Clinical Research Services Agreement between Novotech Pty Limited and Xenetic Biosciences plc dated Feb. 6, 2013	10-K	04/15/2014	10.17

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Exhibit No.	Exhibit Index	Form	Incorporated by Reference Date	Number	Filed Herewith
10.9†	Employment Agreement, dated November 3, 2009, between Lipoxen plc and Michael Scott Maguire	10-K/A	02/18/2015	10.01
10.10	Form of Lease for Ledgemont Research Center, Lexington, Massachusetts dated August 1, 2013 between One Ledgemont LLC and Xenetic Bioscience, Inc.	10-K/A	02/18/2015	10.03
10.11	Stock Purchase Agreement, dated January 29, 2014, between Xenetic Biosciences, Inc. and Baxter Healthcare SA	10-K/A	02/18/2015	10.08
10.12	Stock Purchase Agreement Amendment No. 1, dated February 14, 2014, between Xenetic Biosciences, Inc. and Baxter Healthcare SA	10-K/A	02/18/2015	10.09
10.13	Exclusive Research, Development and License Agreement, dated August 15, 2005, between Lipoxen Technologies Limited, Baxter Healthcare SA and Baxter Healthcare Corporation	10-K/A	02/18/2015	10.10
10.14	Letter Agreement, dated December 11, 2006, between Lipoxen Technologies Limited, Baxter Healthcare SA , Baxter Healthcare Corporation and Serum Institute of India Limited	10-K/A	02/18/2015	10.11
10.15	Amendment to the Exclusive Research, Development and License Agreement, dated December 13, 2006, between Lipoxen Technologies Limited, Baxter Healthcare SA and Baxter Healthcare Corporation	10-K/A	02/18/2015	10.12
10.16	Second Amendment to the Exclusive Research, Development and License Agreement, dated May 28, 2009, between Lipoxen Technologies Limited, Baxter Healthcare SA and Baxter Healthcare Corporation	10-K/A	02/18/2015	10.13
10.17	Amendment Number Four to the Exclusive Research, Development and License Agreement, dated August 10, 2010, between Lipoxen Technologies Ltd., Baxter Healthcare SA and Baxter Healthcare Corporation	10-K/A	02/18/2015	10.14
10.18	Amendment Number Five to the Exclusive Research, Development and License Agreement, dated September 15, 2010, between Lipoxen Technologies Ltd., Baxter Healthcare SA and Baxter Healthcare Corporation	10-K/A	02/18/2015	10.15
10.19	Form of Sixth Amendment to the Exclusive Research, Development and License Agreement, dated January 29, 2014, between Lipoxen Technologies Limited, Baxter Healthcare SA and Baxter Healthcare Corporation	10-K/A	02/18/2015	10.16

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Exhibit No.	Exhibit Index	Form	Incorporated by Reference Date	Number	Filed Herewith
10.20	Agreement on Co-Development and the Terms of Exclusive License dated August 4, 2011 between Lipoxen plc, Lipoxen Technologies LTD and SynBio LLC	10-K/A	02/18/2015	10.18
10.21	Subscription Agreement in respect of ordinary shares in the capital of Lipoxen plc dated August 4, 2011 between SynBio LLC and Lipoxen plc	10-K/A	02/18/2015	10.19
10.22	Collaboration, Licence and Development Agreement, dated November 11, 2009, between Pharmasynthez ZAO and Lipoxen Technologies Ltd.	10-K/A	02/18/2015	10.20
10.23	Exclusive Patent and Know How Licence and Manufacturing Agreement, dated August 4, 2011, between Lipoxen plc, Lipoxen Technologies Ltd and Serum Institute of India Limited	10-K/A	02/18/2015	10.21
10.24†	Employment Agreement, dated April 30, 2012, between Xenetic Bioscience, Inc. and Dr. Henry Hoppe IV.	10-K/A	02/18/2015	10.23
10.25	Intellectual Property Assignment between Dmitry Genkin, FDS Pharma, Lipoxen Technologies Limited and Xenetic Biosciences Inc.	10-K	04/15/2015	10.1
10.26	SynBio LLC Warrant to Purchase Common Stock of Xenetic Bioscience, Incorporated	10-K	04/15/2015	10.2
10.27	Serum Institute of India Limited Warrant to Purchase Common Stock of Xenetic Bioscience, Incorporated	10-K	04/15/2015	10.03
10.28	Firdaus Jal Dastoor Warrant to Purchase Common Stock of Xenetic Bioscience, Incorporated	10-K	04/15/2015	10.4
10.29	Securities Purchase Agreement, dated May 2015, between Xenetic Bioscience, Inc. and OJSC Pharmsynthez	8-K	07/08/2015	10.1
10.30	Ten Percent (10%) Senior Secured Collateralized Convertible Promissory Note, dated July 1, 2015, between Xenetic Bioscience, Inc. and OJSC Pharmsynthez	8-K	07/08/2015	10.2
10.31	Registration Rights Agreement, dated July 1, 2015, between Xenetic Bioscience, Inc. and OJSC Pharmsynthez	8-K	07/08/2015	10.3
10.32	Security Agreement dated July 1, 2015, between Xenetic Bioscience, Inc. and OJSC Pharmsynthez	8-K	07/08/2015	10.4
10.33	Subsidiary Guarantee dated July 1, 2015, between Xenetic Bioscience, Inc. and OJSC Pharmsynthez	8-K	07/08/2015	10.5
10.34	Common Stock Purchase Warrant, dated July 1, 2015	8-K	07/08/2015	10.6
10.35	Form of Assignment and Assumption Agreement	8-K	07/08/2015	10.7

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Exhibit No.	Exhibit Index	Form	Incorporated by Reference Date	Number	Filed Herewith
10.36	Settlement Agreement, dated August 27, 2015, between Xenetic Biosciences (UK) Limited, Xenetic Biosciences, Inc., Lipoxen Technologies Limited and Colin Hill	8-K	09/02/2015	10.1
10.37	Form of Asset Purchase Agreement, dated as of November 13, 2015, by and among Xenetic Biosciences, Inc., Lipoxen Technologies, LTD, a U.K. corporation, AS Kevelt, an Estonian company and OJSC Pharmsynthez	8-K	11/16/2015	10.1
10.38	Form of Ten Percent (10%) Senior Secured Convertible Promissory Note	8-K	11/16/2015	10.2
10.39	Form of Common Stock Purchase Warrant	8-K	11/16/2015	10.3
10.40	Form of Common Stock Purchase Warrant	8-K	11/16/2015	10.4
10.41	Form of Amended and Restated Ten Percent (10%) Senior Secured Convertible Promissory Note	8K	11/16/2015	10.5
10.42	Form of Amended and Restated Common Stock Purchase Warrant	8-K	11/16/2015	10.6
10.43	Form of First Amendment to Securities Purchase Agreement	8-K	11/16/2015	10.7
10.44	Form of First Amendment to Registration Rights Agreement	8-K	11/16/2015	10.8
10.45	Form of First Amendment to Security Agreement	8-K	11/16/2015	10.9
10.46	Form of First Amendment to Subsidiary Guarantee	8-K	11/16/2015	10.10
10.47	Form of Transition, Services and Resupply Agreement by and among Xenetic Bioscience, Inc., AS Kevelt and OJSC Pharmsynthez	8-K	11/16/2015	10.11
10.48†	Letter Agreement re. Appointment of Non – Employee, Independent Director of Xenetic Biosciences, Inc. for Roger D. Kornberg dated February 2016	8-K	02/29/2016	10.1
10.49†	Deferred Salary Security Agreement with Mr. Maguire	8-K	07/06/2016	10.1
10.50	Form of Ten Percent (10%) Junior Secured Convertible Promissory Note – Due Deferral End Date	8-K	07/06/2016	10.2
10.51	Form of Common Stock Purchase Warrant	8-K	07/06/2016	10.3
10.52†	Letter Agreement re. Appointment of Non – Employee, Independent Director of Xenetic Biosciences, Inc. for Jeffrey F. Eisenberg dated July 2016	8-K	07/12/2016	10.1
21.1	List of Subsidiaries	S-1	06/24/2016	21.1
23.1	Consent of Marcum LLP	S-1	07/08/2016	23.1
23.2	Consent of Ernst & Young LLP	S-1	07/08/2016	23.2
23.2	Consent of Counsel (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on signature page)	S-1	05/09/2016	24.1
101	XBRL (eXtensible Business Reporting Language)	S-1	06/24/2016	101

† Indicates a management contract or any compensatory plan, contract or arrangement.

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